Exhibit 99

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

____

INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

MONMOUTH real estate INVESTMENT CORPORATION
PUBLISHES fiscal 2020 ANNUAL REPORT

HOLMDEL, N.J. – January 19, 2021 – Monmouth Real Estate Investment Corporation (NYSE: MNR) (“Monmouth” or the “Company”) today announced that its Fiscal 2020 Annual Report is now available on the Company’s website at: http://www.mreic.reit/annualreport2020/

For its 2020 fiscal year, the Company:

●	Significantly outperformed the MSCI US REIT Index.
●	Extended the Company’s long track record of profitable growth and superior shareholder value creation, delivering total returns of 972%, 207%, 81% and 1% over the 20, 10, 5 and 1 year periods ending on September 30, 2020, respectively.
●	Achieved the highest occupancy rate in the sector at 99.4%, increased to 99.7% thus far in fiscal 2021.
●	Completed five acquisitions totaling $175.1 million.
●	Thus far in fiscal 2021, completed two acquisitions totaling $170.0 million, advanced substantial parking expansions and further increased occupancy, which together will meaningfully drive earnings and cash flow growth in fiscal 2021 and beyond.

In addition, Monmouth is now in its 30th consecutive year of maintaining or increasing its dividend. As previously announced on January 14, 2021, the Monmouth Board of Directors increased the Company’s quarterly dividend by 5.9% to $0.18 per share. This represents the Company’s third dividend increase in the past five years, totaling a 20% increase in that span. The dividend is payable on March 15, 2021 to stockholders of record as of the close of business on February 16, 2021.

“We’re proud to have completed fiscal year 2020 with outstanding operating and financial performance and are excited to build on this momentum in fiscal 2021 and beyond,” said Michael P. Landy, President and CEO. “We have great confidence in our strategy, proven business model and unique approach to profitably serving our ecommerce-oriented tenants. We are committed to taking decisive actions to drive our next phase of growth and continue delivering substantial and sustainable long-term value creation for our stockholders. We hope you’ll take the time to review our new annual report.”

Monmouth Real Estate Investment Corporation

2020 Annual Report

About Monmouth Real Estate

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. The Company’s occupancy rate as of this date is 99.7%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

Contacts:

Investors:

Becky Coleridge
732-810-0907

Bruce Goldfarb/Chuck Garske/Teresa Huang
Okapi Partners
212-297-0720
info@okapipartners.com

Media:
Andrew Siegel/Jim Golden
Joele Frank
212-355-4449